Exhibit 99.1

New Jersey Resources

News Release

1415 Wyckoff Road P.O. Box 1464 Wall, NJ 07719

Media Contact:

Mike Kinney

732-938-1031

mkinney@njresources.com

Investor Contact:

Adam Prior

732-938-1145

aprior@njresources.com

NEW JERSEY RESOURCES REPORTS FISCAL 2024 SECOND-QUARTER RESULTS

WALL, N.J., May 7, 2024 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the second quarter of fiscal 2024. Highlights include:

•	Consolidated net income of $120.8 million, compared with $110.2 million in the second quarter of fiscal 2023
•	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $138.6 million, or $1.41 per share, compared to $112.3 million, or $1.16 per share, in the second quarter of fiscal 2023
•	Re-affirmed fiscal 2024 net financial earnings per share (NFEPS) guidance range of $2.85 to $3.00, which was increased by $0.15 in February 2024 as a result of strong performance from Energy Services
•	Maintained long-term projected NFEPS growth rate of 7 to 9 percent(1)
•	On January 31, 2024, New Jersey Natural Gas (NJNG) filed a rate case with the New Jersey Board of Public Utilities (BPU), seeking a $222.6 million increase in delivery rates

Second-quarter fiscal 2024 net income totaled $120.8 million, or $1.23 per share, compared with $110.2 million, or $1.14 per share, for the same period in fiscal 2023. Fiscal 2024 year-to-date net income totaled $210.2 million, or $2.14 per share, compared with $226.2 million, or $2.34 per share, for the same period in fiscal 2023.

Second-quarter fiscal 2024 NFE totaled $138.6 million, or $1.41 per share, compared with $112.3 million, or $1.16 per share, for the same period in fiscal 2023. Fiscal 2024 year-to-date NFE totaled $211.0 million, or $2.15 per share, compared with $222.6 million, or $2.30 per share, for the same period in fiscal 2023.

Management Commentary
Steve Westhoven, President and CEO of New Jersey Resources, stated, "In February, we raised our fiscal 2024 NFEPS guidance range by $0.15 as a result of Energy Services capitalizing on natural gas price volatility at the beginning of our second quarter, and we continued to make solid progress on our organic growth initiatives. These accomplishments reflect the strength of our diversified business model as well as our commitment to delivering value for our shareholders."

Key Performance Metrics

	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in Thousands)	2024	2023	2024	2023
Net income	$120,812	$110,247	$210,223	$226,168
Basic EPS	$1.23	$1.14	$2.14	$2.34
Net financial earnings	$138,576	$112,310	$211,020	$222,594
Basic net financial earnings per share	$1.41	$1.16	$2.15	$2.30

(1) NFEPS long-term annual growth projections are based on the midpoint of the $2.20 - $2.30 initial guidance range for fiscal 2022, provided on February 1, 2021.

NJR Reports Second Quarter Fiscal 2024 Results Page 2 of 13
A reconciliation of net income to NFE for the three and six months ended March 31, 2024 and 2023, is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2024	2023	2024	2023
Net income	$120,812	$110,247	$210,223	$226,168
Add:
Unrealized loss (gain) on derivative instruments and related transactions	25,457	13,971	20,057	(17,532)
Tax effect	(6,049)	(3,320)	(4,767)	4,167
Effects of economic hedging related to natural gas inventory	(2,845)	(11,203)	(19,073)	12,769
Tax effect	676	2,662	4,533	(3,035)
Gain on equity method investment	—	(200)	—	(200)
Tax effect	—	50	—	50
NFE tax adjustment	525	103	47	207
Net financial earnings	$138,576	$112,310	$211,020	$222,594

Weighted Average Shares Outstanding
Basic	98,377	96,893	98,123	96,689
Diluted	99,102	97,556	98,839	97,346

Basic earnings per share	$1.23	$1.14	$2.14	$2.34
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.25	0.14	0.20	(0.18)
Tax effect	(0.06)	(0.03)	(0.05)	0.04
Effects of economic hedging related to natural gas inventory	(0.03)	(0.12)	(0.19)	0.13
Tax effect	0.01	0.03	0.05	(0.03)
NFE tax adjustment	0.01	—	—	—
Basic net financial earnings per share	$1.41	$1.16	$2.15	$2.30

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also excludes certain transactions associated with equity method investments, including impairment charges, which are non-cash charges, and return of capital in excess of the carrying value of our investment. These are not indicative of the Company's performance for its ongoing operations. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports Second Quarter Fiscal 2024 Results Page 3 of 13
A table detailing NFE for the three and six months ended March 31, 2024 and 2023, is provided below.

Net financial earnings (loss) by business unit

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2024	2023	2024	2023
New Jersey Natural Gas	$107,095	$100,697	$158,539	$155,361
Clean Energy Ventures	(5,616)	(9,379)	4,906	(12,961)
Storage and Transportation	1,981	2,450	5,621	8,693
Energy Services	37,644	21,125	45,475	73,658
Home Services and Other	384	813	(216)	784
Subtotal	141,488	115,706	214,325	225,535
Eliminations	(2,912)	(3,396)	(3,305)	(2,941)
Total	$138,576	$112,310	$211,020	$222,594

Fiscal 2024 NFE Guidance:

NJR re-affirmed its fiscal 2024 NFEPS guidance range of $2.85 to $3.00, which was increased by $0.15 in February 2024, subject to the risks and uncertainties identified below under "Forward-Looking Statements."

In fiscal 2024, NJR expects Energy Services will represent a higher percentage of NFEPS than in prior years due to contributions from the Asset Management Agreements signed in 2020*. The following chart represents NJR’s current expected contributions from its business segments for fiscal 2024:

Company	Expected Fiscal 2024 Net Financial Earnings Contribution
New Jersey Natural Gas	40 to 45 percent
Clean Energy Ventures	12 to 17 percent
Storage and Transportation	3 to 7 percent
Energy Services	38 to 43 percent*
Home Services and Other	0 to 1 percent
* NJR expects to recognize the majority of the fiscal 2024 AMA revenues in the fiscal fourth quarter

In providing fiscal 2024 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas (NJNG)

NJNG reported second-quarter fiscal 2024 NFE of $107.1 million, compared to NFE of $100.7 million during the same period in fiscal 2023. Fiscal 2024 year-to-date NFE were $158.5 million, compared to NFE of $155.4 million during the same period in fiscal 2023. NJNG reported higher utility gross margin for the second quarter of fiscal 2024, driven by higher contribution from BGSS incentive programs, partially offset by increased depreciation and operating expenses, while year-to-date utility gross margin improved as a result of continued customer growth.

NJR Reports Second Quarter Fiscal 2024 Results Page 4 of 13
Customer Growth:

•
NJNG added 4,058 new customers during the first six months of fiscal 2024, compared with 4,064 during the same period of fiscal 2023. NJNG expects these new customers to contribute approximately $3.4 million of incremental utility gross margin on an annualized basis.

Base Rate Filing:

•	On January 31, 2024, NJNG filed a base rate case with the BPU, seeking a $222.6 million increase to its base rates. The filing is based on an overall return of 7.57 percent with a return on equity of 10.42 percent. The proposed increase reflects a 55.42 percent common equity component.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. During the first six months of fiscal 2024, NJNG spent $13.7 million under the program on various distribution system reinforcement projects.

On March 28, 2024, NJNG submitted its annual IIP filing to the BPU requesting a rate increase for capital expenditures of $43.5 million through June 30, 2024, which will result in a $5.6 million revenue increase, with a proposed effective date of October 1, 2024.

Basic Gas Supply Service (BGSS) Incentive Programs:

BGSS incentive programs contributed $7.9 million to utility gross margin in the second quarter of fiscal 2024, compared with $5.8 million during the same period of fiscal 2023. This increase for the second quarter was due primarily to higher margins from off-system sales. During the first six months of fiscal 2024, these programs contributed $13.3 million to utility gross margin, compared with $14.5 million during the same period in fiscal 2023.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN™ invested $33.4 million year-to-date in fiscal 2024 in energy-efficiency upgrades for customers' homes and businesses. NJNG recovered $15.1 million of its outstanding investments during the first six months of fiscal 2024 through its energy efficiency rate.

Clean Energy Ventures (CEV)

CEV reported second-quarter fiscal 2024 net financial loss of $(5.6) million, compared with a net financial loss of $(9.4) million during the same period in fiscal 2023. The decrease in net financial loss for the second quarter of fiscal 2024 was largely due to the recognition of Investment Tax Credits associated with solar sale leaseback financing transactions. Fiscal 2024 year-to-date NFE was $4.9 million, compared with a net financial loss of $(13.0) million during the same period in fiscal 2023. The increase in fiscal 2024 year-to-date NFE was due primarily to higher SREC and TREC revenue for the period.

Solar Investment Update:
•	As of March 31, 2024, CEV had approximately 474MW of solar capacity in service in New Jersey, New York, Connecticut, Rhode Island, Indiana, and Michigan.

NJR Reports Second Quarter Fiscal 2024 Results Page 5 of 13
Storage and Transportation

Storage and Transportation reported second-quarter fiscal 2024 NFE of $2.0 million, compared with NFE of $2.4 million during the same period in fiscal 2023. Fiscal 2024 year-to-date NFE were $5.6 million, compared with NFE of $8.7 million during the same period in fiscal 2023. NFE for the second quarter of fiscal 2024 remained largely flat when compared to the prior year, while the year-to-date decrease in NFE was largely due to higher operating revenues in the prior year period.

Energy Services

Energy Services reported second-quarter fiscal 2024 NFE of $37.6 million compared with NFE of $21.1 million for the same period in fiscal 2023. The increase in the second quarter of fiscal 2024 was due to higher natural gas price volatility in January, allowing Energy Services to capture additional financial margin. Fiscal 2024 year-to-date NFE were $45.5 million, compared with NFE of $73.7 million during the same period in fiscal 2023. The decrease in fiscal 2024 year-to-date NFE was due primarily to higher natural gas price volatility in the prior year period, largely as a result of Winter Storm Elliott.

Home Services and Other Operations

Home Services and Other Operations reported second-quarter fiscal 2024 NFE of $0.4 million, compared to NFE of $0.8 million for the same period in fiscal 2023. Fiscal 2024 year-to-date net financial loss was $(0.2) million, compared with NFE of $0.8 million during the same period in fiscal 2023.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile:

•
During the first six months of fiscal 2024, capital expenditures were $232.6 million, including accruals, compared with $253.7 million during the same period of fiscal 2023. The decrease in capital expenditures was primarily due to lower solar capital expenditures during the period as a result of the timing of several projects being placed into service in the prior year.

•
During the first six months of fiscal 2024, cash flows from operations were $338.6 million, which was largely consistent with cash flows from operations of $343.1 million during the same period of fiscal 2023.

NJR Reports Second Quarter Fiscal 2024 Results Page 6 of 13
Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2024, projected NFEPS growth rates and our guidance range, NFEPS Contributions, forecasted contribution of business segments to NJR’s NFE for fiscal 2024, customer growth at NJNG and their expected contributions, expected contributions from Asset Management Agreements, infrastructure programs and investments, future decarbonization opportunities including IIP, Energy Efficiency programs, including BGSS, the outcome or timing of our Base Rate Case with the BPU, and other legal and regulatory expectations.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Financial margin also differs from gross margin as defined on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization as well as the effects of derivatives as discussed above. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin is defined as operating revenues less natural gas purchases, sales tax, and regulatory rider expense. This measure differs from gross margin as presented on a GAAP basis as it excludes certain operations and maintenance expense and depreciation and amortization. Utility gross margin may also not be comparable to the definition of gross margin used by others in the natural gas distribution business and other industries. Management believes that utility gross margin provides a meaningful basis for evaluating utility operations since natural gas costs, sales tax and regulatory rider expenses are included in operating revenues and passed through to customers and, therefore, have no effect on utility gross margin.

NJR Reports Second Quarter Fiscal 2024 Results Page 7 of 13
Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains natural gas transportation and distribution infrastructure to serve approximately 582,000 customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex, Sussex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of approximately 474 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,300 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.

Follow us on X.com (Twitter) @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports Second Quarter Fiscal 2024 Results Page 8 of 13
NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2024	2023	2024	2023
OPERATING REVENUES
Utility	$462,863	$400,500	$755,956	$757,909
Nonutility	195,050	243,527	369,167	609,685
Total operating revenues	657,913	644,027	1,125,123	1,367,594
OPERATING EXPENSES
Gas purchases
Utility	204,347	156,370	320,467	338,816
Nonutility	105,018	160,364	164,495	392,434
Related parties	1,799	1,770	3,678	3,597
Operation and maintenance	107,223	99,095	201,662	178,596
Regulatory rider expenses	29,229	23,154	48,418	41,405
Depreciation and amortization	40,075	38,090	80,362	74,773
Total operating expenses	487,691	478,843	819,082	1,029,621
OPERATING INCOME	170,222	165,184	306,041	337,973
Other income, net	15,420	4,779	21,761	9,434
Interest expense, net of capitalized interest	31,621	30,261	63,094	59,752
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	154,021	139,702	264,708	287,655
Income tax provision	33,947	30,586	56,883	63,564
Equity in earnings of affiliates	738	1,131	2,398	2,077
NET INCOME	$120,812	$110,247	$210,223	$226,168

EARNINGS PER COMMON SHARE
Basic	$1.23	$1.14	$2.14	$2.34
Diluted	$1.22	$1.13	$2.13	$2.32

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	98,377	96,893	98,123	96,689
Diluted	99,102	97,556	98,839	97,346

NJR Reports Second Quarter Fiscal 2024 Results Page 9 of 13
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2024	2023	2024	2023
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$120,812	$110,247	$210,223	$226,168
Add:
Unrealized (gain) loss on derivative instruments and related transactions	25,457	13,971	20,057	(17,532)
Tax effect	(6,049)	(3,320)	(4,767)	4,167
Effects of economic hedging related to natural gas inventory	(2,845)	(11,203)	(19,073)	12,769
Tax effect	676	2,662	4,533	(3,035)
Gain on equity method investment	—	(200)	—	(200)
Tax effect	—	50	—	50
NFE tax adjustment	525	103	47	207
Net financial earnings	$138,576	$112,310	$211,020	$222,594

Weighted Average Shares Outstanding
Basic	98,377	96,893	98,123	96,689
Diluted	99,102	97,556	98,839	97,346

A reconciliation of basic earnings per share, the closest GAAP financial measure, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.23	$1.14	$2.14	$2.34
Add:
Unrealized (gain) loss on derivative instruments and related transactions	$0.25	$0.14	$0.20	$(0.18)
Tax effect	$(0.06)	$(0.03)	$(0.05)	$0.04
Effects of economic hedging related to natural gas inventory	$(0.03)	$(0.12)	$(0.19)	$0.13
Tax effect	$0.01	$0.03	$0.05	$(0.03)
NFE tax adjustment	$0.01	$—	$—	$—
Basic net financial earnings per share	$1.41	$1.16	$2.15	$2.30

NATURAL GAS DISTRIBUTION

A reconciliation of gross margin, the closest GAAP financial measure, to utility gross margin is as follows:

Operating revenues	$463,201	$400,838	$756,631	$758,584
Less:
Natural gas purchases	206,675	158,694	325,119	343,465
Operating and maintenance (1)	29,558	30,711	55,341	57,005
Regulatory rider expense	29,229	23,154	48,418	41,405
Depreciation and amortization	27,464	25,319	54,381	50,209
Gross margin	170,275	162,960	273,372	266,500
Add:
Operating and maintenance (1)	29,558	30,711	55,341	57,005
Depreciation and amortization	27,464	25,319	54,381	50,209
Utility gross margin	$227,297	$218,990	$383,094	$373,714
(1) Excludes selling, general and administrative expenses of $30.0 million and $27.8 million for the three months ended March 31, 2024 and 2023, respectively, and $58.9 million and $51.2 million for the six months ended March 31, 2024 and 2023, respectively.

NJR Reports Second Quarter Fiscal 2024 Results Page 10 of 13
RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES (continued)
(Unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2024	2023	2024	2023
ENERGY SERVICES

A reconciliation of gross margin, the closest GAAP financial measure, to Energy Services' financial margin is as follows:

Operating revenues	$144,862	$196,730	$244,530	$518,512
Less:
Natural Gas purchases	105,634	161,114	165,800	394,401
Operation and maintenance (1)	13,102	7,668	17,791	11,123
Depreciation and amortization	56	62	113	119
Gross margin	26,070	27,886	60,826	112,869
Add:
Operation and maintenance (1)	13,102	7,668	17,791	11,123
Depreciation and amortization	56	62	113	119
Unrealized (gain) loss on derivative instruments and related transactions	29,198	13,795	24,932	(26,091)
Effects of economic hedging related to natural gas inventory	(2,845)	(11,203)	(19,073)	12,769
Financial margin	$65,581	$38,208	$84,589	$110,789
(1) Excludes selling, general and administrative expenses of $0.5 million and $0.7 million for the three months ended March 31, 2024 and 2023, respectively, and $1.0 million and $(1.7) million for the six months ended March 31, 2024 and 2023, respectively.

A reconciliation of net income, the closest GAAP financial measure, to net financial earnings is as follows:

Net income	$17,028	$19,046	$40,961	$83,607
Add:
Unrealized (gain) loss on derivative instruments and related transactions	29,198	13,795	24,932	(26,091)
Tax effect	(6,938)	(3,278)	(5,925)	6,201
Effects of economic hedging related to natural gas	(2,845)	(11,203)	(19,073)	12,769
Tax effect	676	2,662	4,533	(3,035)
NFE tax adjustment	525	103	47	207
Net financial earnings	$37,644	$21,125	$45,475	$73,658

NJR Reports Second Quarter Fiscal 2024 Results Page 11 of 13
FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2024	2023	2024	2023
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$463,201	$400,838	$756,631	$758,584
Clean Energy Ventures	9,325	14,406	44,620	27,198
Energy Services	144,862	196,730	244,530	518,512
Storage and Transportation	23,042	20,887	46,904	47,725
Home Services and Other	14,905	13,448	29,739	27,714
Sub-total	655,335	646,309	1,122,424	1,379,733
Eliminations	2,578	(2,282)	2,699	(12,139)
Total	$657,913	$644,027	$1,125,123	$1,367,594

Operating Income (Loss)
Natural Gas Distribution	$140,279	$135,196	$214,454	$215,309
Clean Energy Ventures	(7,679)	(5,002)	10,644	(5,323)
Energy Services	25,533	27,232	59,870	114,547
Storage and Transportation	5,910	6,700	13,234	19,317
Home Services and Other	778	1,137	570	1,188
Sub-total	164,821	165,263	298,772	345,038
Eliminations	5,401	(79)	7,269	(7,065)
Total	$170,222	$165,184	$306,041	$337,973

Equity in Earnings of Affiliates
Storage and Transportation	$85	$977	$1,078	$1,886
Eliminations	653	154	1,320	191
Total	$738	$1,131	$2,398	$2,077

Net Income (Loss)
Natural Gas Distribution	$107,095	$100,697	$158,539	$155,361
Clean Energy Ventures	(5,616)	(9,379)	4,906	(12,961)
Energy Services	17,028	19,046	40,961	83,607
Storage and Transportation	1,981	2,600	5,621	8,843
Home Services and Other	384	813	(216)	784
Sub-total	120,872	113,777	209,811	235,634
Eliminations	(60)	(3,530)	412	(9,466)
Total	$120,812	$110,247	$210,223	$226,168

Net Financial Earnings (Loss)
Natural Gas Distribution	$107,095	$100,697	$158,539	$155,361
Clean Energy Ventures	(5,616)	(9,379)	4,906	(12,961)
Energy Services	37,644	21,125	45,475	73,658
Storage and Transportation	1,981	2,450	5,621	8,693
Home Services and Other	384	813	(216)	784
Sub-total	141,488	115,706	214,325	225,535
Eliminations	(2,912)	(3,396)	(3,305)	(2,941)
Total	$138,576	$112,310	$211,020	$222,594

Throughput (Bcf)
NJNG, Core Customers	32.9	30.8	56.3	55.8
NJNG, Off System/Capacity Management	37.1	20.7	64.3	38.6
Energy Services Fuel Mgmt. and Wholesale Sales	38.3	40.8	68.4	85.0
Total	108.3	92.3	189.0	179.4

Common Stock Data
Yield at March 31,	3.9%	2.9%	3.9%	2.9%
Market Price at March 31,	$42.91	$53.20	$42.91	$53.20
Shares Out. at March 31,	98,745	96,901	98,745	96,901
Market Cap. at March 31,	$4,237,144	$5,155,153	$4,237,144	$5,155,153

NJR Reports Second Quarter Fiscal 2024 Results Page 12 of 13
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and weather data)	2024	2023	2024	2023
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$463,201	$400,838	$756,631	$758,584
Less:
Natural gas purchases	206,675	158,694	325,119	343,465
Operating and maintenance (1)	29,558	30,711	55,341	57,005
Regulatory rider expense	29,229	23,154	48,418	41,405
Depreciation and amortization	27,464	25,319	54,381	50,209
Gross margin	170,275	162,960	273,372	266,500
Add:
Operating and maintenance (1)	29,558	30,711	55,341	57,005
Depreciation and amortization	27,464	25,319	54,381	50,209
Total Utility Gross Margin	$227,297	$218,990	$383,094	$373,714
(1) Excludes selling, general and administrative expenses of $30.0 million and $27.8 million for the six months ended March 31, 2024 and 2023, respectively, and $58.9 million and $51.2 million for the six months ended March 31, 2024 and 2023, respectively.

Utility Gross Margin, Operating Income and Net Income
Residential	$163,495	$157,276	$271,532	$261,294
Commercial, Industrial & Other	28,676	30,066	49,507	50,845
Firm Transportation	26,490	25,208	47,254	45,688
Total Firm Margin	218,661	212,550	368,293	357,827
Interruptible	750	662	1,534	1,423
Total System Margin	219,411	213,212	369,827	359,250
Basic Gas Supply Service Incentive	7,886	5,778	13,267	14,464
Total Utility Gross Margin	227,297	218,990	383,094	373,714
Operation and maintenance expense	59,554	58,475	114,259	108,196
Depreciation and amortization	27,464	25,319	54,381	50,209
Operating Income	$140,279	$135,196	$214,454	$215,309

Net Income	$107,095	$100,697	$158,539	$155,361

Net Financial Earnings	$107,095	$100,697	$158,539	$155,361

Throughput (Bcf)
Residential	21.0	19.5	34.9	34.2
Commercial, Industrial & Other	3.9	3.8	6.5	6.5
Firm Transportation	4.7	4.5	8.3	8.5
Total Firm Throughput	29.6	27.8	49.7	49.2
Interruptible	3.3	3.0	6.6	6.6
Total System Throughput	32.9	30.8	56.3	55.8
Off System/Capacity Management	37.1	20.7	64.3	38.6
Total Throughput	70.0	51.5	120.6	94.4

Customers
Residential	525,391	516,453	525,391	516,453
Commercial, Industrial & Other	33,108	33,160	33,108	33,160
Firm Transportation	22,992	24,777	22,992	24,777
Total Firm Customers	581,491	574,390	581,491	574,390
Interruptible	83	87	83	87
Total System Customers	581,574	574,477	581,574	574,477
Off System/Capacity Management*	26	23	26	23
Total Customers	581,600	574,500	581,600	574,500
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,135	1,937	3,543	3,480
Normal	2,436	2,457	3,970	4,004
Percent of Normal	87.6%	78.8%	89.2%	86.9%

NJR Reports Second Quarter Fiscal 2024 Results Page 13 of 13
	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, RECs and megawatt)	2024	2023	2024	2023
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$100	$6,237	$26,031	$10,123
TREC sales	2,257	2,085	4,660	3,287
SREC II sales (1)	415	97	662	282
Solar electricity sales	3,696	3,067	7,350	7,649
Sunlight Advantage	2,857	2,920	5,917	5,857
Total Operating Revenues	$9,325	$14,406	$44,620	$27,198
Depreciation and Amortization	$6,931	$6,465	$13,853	$12,041
Operating (Loss) Income	$(7,679)	$(5,002)	$10,644	$(5,323)
Income Tax (Benefit) Provision	$(1,594)	$(3,005)	$1,537	$(4,842)
Net (Loss) Income	$(5,616)	$(9,379)	$4,906	$(12,961)
Net Financial (Loss) Earnings	$(5,616)	$(9,379)	$4,906	$(12,961)
Solar Renewable Energy Certificates Generated	57,635	63,313	151,205	161,775
Solar Renewable Energy Certificates Sold	714	30,745	123,153	47,557
Transition Renewable Energy Certificates Generated	15,847	12,524	32,552	20,869
Solar Renewable Energy Certificates II Generated	4,693	1,046	7,466	2,830
Solar Megawatts Under Construction	34.2	11.2	34.2	11.2
(1) Prior year SREC II revenue was previously included in Solar electricity sales and other
ENERGY SERVICES
Operating Income
Operating revenues	$144,862	$196,730	$244,530	$518,512
Less:
Gas purchases	105,634	161,114	165,800	394,401
Operation and maintenance expense	13,639	8,322	18,747	9,445
Depreciation and amortization	56	62	113	119
Operating Income	$25,533	$27,232	$59,870	$114,547
Net Income	$17,028	$19,046	$40,961	$83,607
Financial Margin	$65,581	$38,208	$84,589	$110,789
Net Financial Earnings	$37,644	$21,125	$45,475	$73,658
Gas Sold and Managed (Bcf)	38.3	40.8	68.4	85.0
STORAGE AND TRANSPORTATION
Operating Revenues	$23,042	$20,887	$46,904	$47,725
Equity in Earnings of Affiliates	$85	$977	$1,078	$1,886
Operation and Maintenance Expense	$10,563	$7,790	$20,663	$15,264
Other Income, Net	$2,473	$1,647	$4,761	$3,014
Interest Expense	$5,868	$6,128	$11,801	$12,835
Income Tax Provision	$619	$596	$1,651	$2,539
Net Income	$1,981	$2,600	$5,621	$8,843
Net Financial Earnings	$1,981	$2,450	$5,621	$8,693
HOME SERVICES AND OTHER
Operating Revenues	$14,905	$13,448	$29,739	$27,714
Operating Income	$778	$1,137	$570	$1,188
Net Income (Loss)	$384	$813	$(216)	$784
Net Financial Earnings (Loss)	$384	$813	$(216)	$784
Total Service Contract Customers at Mar 31	100,341	102,057	100,341	102,057